FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated as of April 29, 2005, by and between AMITY ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"), and MAC FILMWORKS, INC., a Delaware corporation (the "Seller").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser and the Seller entered into that certain Asset Purchase Agreement, dated as of March 18, 2005 (the "Purchase Agreement"), pursuant to which the Purchaser agreed to purchase, and the Seller agreed to sell, certain assets of the Seller, as more particularly described therein; and

         WHEREAS, the parties hereto have agreed to amend the Purchase Agreement accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereby agree as follows:

         1. Definitions. Terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

         2. Amendments to Purchase Agreement.

                  (a) Section 1.05 shall be, and hereby is, amended and restated in its entirety to read as follows:

                  "Section 1.05. Purchase Price. The purchase price for the Assets shall be an amount equal to one million six hundred twenty thousand dollars ($1,600,000) (the "Purchase Price)."

                  (b) Section 1.06(a) shall be, and hereby is, amended and restated in its entirety to read as follows

                  "(a) to Seller, the Purchase Price less (i) the principal amount of the Seller Notes, and (ii) the amounts paid to the obligors under the Seller Obligations pursuant to Section 1.06(b) below (the "Closing Cash Consideration");"

                  (c) Section 1.06(c) shall be, and hereby is, amended and restated in its entirety to read as follows:

                  "(c) to Seller, a promissory note in a form to be mutually agreed upon by Seller and Purchaser (the "First Seller Note") in the amount of two hundred fifty thousand dollars ($250,000) that will be secured by the Assets and due and payable on the date that is twelve (12) months from the Closing Date"


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                  (d) A new Section 1.06(d) shall be added immediately following
         Section 1.06(c) and shall read as follows:

                  "(d) to Seller, a promissory note in a form to be mutually agreed upon by Seller and Purchaser (the "Second Seller Note" and, together with the First Seller Note, the "Seller Notes") in the amount of two hundred fifty thousand dollars ($250,000) that will be secured by the Assets and due and payable on the date that is twenty four (24) months from the Closing Date"

                  (e) Section 2.02(a)(i) shall be amended by deleting the phrase "Seller Note" where it appears in such section and inserting the phrase "Seller Notes" in lieu thereof.

                  (f) Section 7.09 shall be amended and restated in its entirety as follows:

                  "Section 7.09.  Intentionally Omitted."

                  (g) The first sentence of Section 9.05 shall be amended by deleting the phrase "against the Seller Note" where it appears in such sentence and inserting the phrase "first against the First Seller Note if any amounts are then outstanding under such note, and then against the Second Seller Note if any amounts are then outstanding under such note" in lieu thereof.

                  (h) The penultimate sentence of Section 9.05 shall be amended by deleting the parenthetical "(on the dates and in the amounts set forth in the Seller Note)" where it appears in such section and inserting the parenthetical "(on the dates and in the amounts set forth in the applicable Seller Note)" in lieu thereof.

                  (i) The definition of "Seller Note" shall be deleted in its entirety and the following definition inserted in lieu thereof:

                  "Seller Notes" shall have the meaning set forth in Section 1.06(d)"

                  (j) Schedule 3.06(a) shall be amended by deleting such
         schedule in its entirety and replacing it with the revised Schedule 3.06(a) attached hereto as Exhibit A.

         3. Counterparts. This Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

         4. Purchase Agreement in Full Force and Effect. All of the provisions of the Purchase Agreement shall remain in full force and effect from and after the date hereof as amended hereby.

         5. References to Purchase Agreement. From and after the date hereof,
(i) all references in the Purchase Agreement to "this Agreement," "hereof," "herein," or similar terms, (ii) all references to the Purchase Agreement in each agreement, instrument and other document executed or delivered in connection with the Purchase Agreement, and (iii) all references to the Purchase Agreement and all other related documents, shall mean and refer to the Purchase Agreement as amended by this Amendment.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                        AMITY ENTERTAINMENT, INC.

                        By: _________________________________
                            Name:
                            Title:

                        MAC FILMWORKS, INC.

                        By: _________________________________
                            Name:
                            Title:

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                                    EXHIBIT A

                                Schedule 3.06(a)

                                  See Attached